UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2008

AboveNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23269	11-3168327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Hamilton Avenue White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (914) 421-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of 2008 Equity Incentive Plan

On August 29, 2008, the Board of Directors of AboveNet, Inc. (the “Company”) approved and adopted the Company’s 2008 Equity Incentive Plan (the “2008 Plan”).   The 2008 Plan is currently effective and its adoption is not subject to stockholder approval.

The 2008 Plan will be administered by the Company’s Compensation Committee unless otherwise determined by the Board of Directors.  Any employee, officer, director or consultant of the Company or a subsidiary of the Company selected by the Compensation Committee is eligible to receive awards under the 2008 Plan.  Stock options, restricted stock, restricted and unrestricted stock units and stock appreciation rights may be awarded to eligible participants on a stand alone, combination or tandem basis.   A maximum of 750,000 shares of Company common stock may be issued pursuant to awards granted under the 2008 Plan.  The number of shares available for grant and the terms of outstanding grants are subject to adjustment for stock splits, stock dividends and other capital adjustments as provided in the 2008 Plan.

The foregoing description of the 2008 Plan does not purport to be complete and is qualified in its entirety by reference to the 2008 Plan which is included as Exhibit 10.41 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Exhibits.

Exhibit No.	Exhibit Description

10.41	AboveNet, Inc. 2008 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 5, 2008
ABOVENET, INC.

	By:	/s/ Robert Sokota
Robert Sokota
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Exhibit Description

10.41	AboveNet, Inc. 2008 Equity Incentive Plan